EMPLOYMENT AGREEMENT

       This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of March 28, 2000 and between D and W Holdings, Inc., a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company") and Frank Sheeder (the "Employee").

                                      RECITALS

       WHEREAS, the Board of Directors of the Company (the "Board of Directors" or the "Board") and of Atrium Companies, Inc. ("Atrium") determined that it is in the best interest of each company and its stockholders to enter into this Agreement for purposes of the Company employing the Employee on the terms and conditions set forth herein.

                                     AGREEMENTS

       NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. EMPLOYMENT PERIOD. Subject to Section 3, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company in accordance with the terms and provisions of this Agreement, for a period (including any and all renewals thereof, the "Employment Period") commencing on the date hereof and ending on the fourth anniversary of such date; provided, however, that the Employment Period is renewable for a series of three year terms thereafter as mutually agreed, upon notice by the Company at least 30 days prior to the end of the then term. In the event Employee continues to perform services after the Employment Period, and pending agreement for extension of the Employment Agreement, such services shall constitute employment for an unspecified term, terminable at will, with or without cause or reason, with or without advance notice, and with or without pay in lieu of advance notice. If the Company provides the Employee with notice of intent not to renew in accordance with the above, the Company may in its discretion terminate Employee's services as of the date of such notice by paying to Employee all amounts that will become due during the remainder of the Employment Period.

       2.     TERMS OF EMPLOYMENT.

              (a)    POSITION AND DUTIES.

                     (i) During the term of the Employee's employment, the Employee shall serve as Chief Executive Officer and a director of the Company and, in so doing, shall perform normal duties and responsibilities associated with such position, subject to the general direction, approval and control of the Board of Directors.


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                     (ii)   During the term of the Employee's employment, and
excluding any periods of vacation and other leave to which the Employee is entitled, the Employee agrees to devote substantially all his business time to the business and affairs of the Company and to use the Employee's best efforts to perform faithfully, effectively and efficiently his duties and responsibilities.

                     (iii) During the term of the Employee's employment it shall not be a violation of this Agreement for the Employee to (1) serve on industry trade, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements and (3) manage personal investments, so long as such activities do not interfere with the performance of the Employee's duties and responsibilities as an employee of the Company.

                     (iv) During the term of the Employee's employment, Employee agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time.

                     (v) During the term of the Employee's employment and during the term of Non-Competition described in Section 10 hereof, the Employee agrees not to disparage in any material respect the Company or any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing.

              (b)    COMPENSATION.

                     (i) BASE SALARY. During the term of the Employee's employment, the Employee shall receive an annual base salary (the "Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company, in an amount equal to $325,000. The Board, in its discretion, may at any time increase the amount of the Annual Base Salary to such greater amount as it may deem appropriate, and the term "Annual Base Salary," as used in this Agreement, shall refer to the Annual Base Salary as it may be so increased. It is understood that the Company may, at any time, in the discretion of the Board, increase, but not decrease, the amount of the Annual Base Salary.

                     (ii) INCENTIVE BONUS. Subject to the terms and conditions of this Agreement, the Employee shall be entitled to receive an incentive bonus as set forth on Schedule A hereto. The Incentive Bonus that the Employee is entitled to receive in accordance with the terms of this Agreement, including Schedule A hereto, shall be paid to the Employee on or before March 30th of the calendar year immediately following the year with respect to which the calculation of the Incentive Bonus is made (whether or not the Employee is still employed by the Company at such time); provided, that in no event shall the Incentive Bonus be paid prior to the completion of the applicable audited financial statements of the Company.

                     (iii) INCENTIVE SAVINGS, STOCK OPTION AND RETIREMENT PLANS. During the term of the Employee's employment the Employee shall be entitled to participate in all incentive, savings, stock option and retirement plans, practices, policies and programs

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applicable generally to other employees of the Company (the "Investment
Plans"), as amended from time to time.

                     (iv) WELFARE BENEFIT PLANS. During the term of the Employee's employment, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under the welfare benefit plans, practices, policies and programs (the "Welfare Plans") provided by the Company, including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, as amended from time to time, to the extent applicable generally to other employees of the Company.

                     (v) PERQUISITES. During the term of the Employee's employment, the Employee shall be entitled to receive, in addition to the benefits described above, such perquisites and fringe benefits as shall appertain to his position in accordance with any policies, practices and procedures established by the Board, as amended from time to time. The Employee shall be entitled to receive prompt reimbursement for membership dues at a country club, not to exceed $350 per month, which amount shall be grossed up for income taxes as applicable.

                     (vi) EXPENSES. During the term of the Employee's employment, the Employee shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Employee in accordance with the Company's policies, practices and procedures, as amended from time to time. The Employee shall be entitled to receive prompt reimbursement of up to $5,000 per annum for his personal legal and financial planning expenses relating to his employment with the Company, which amount shall be grossed up for income taxes as applicable.

                     (vii) AUTOMOBILE. The Company recognizes the Employee's need for an automobile for business purposes. The Employee shall be entitled to receive prompt reimbursement for an automobile not to exceed $1,000 per month plus reasonable related expenses for maintenance and insurance, which amount shall be grossed up for income taxes as applicable.

                     (viii) VACATION. During the term of the Employee's employment, the Employee shall be entitled to four (4) weeks' paid vacation each calendar year. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year and the Employee shall not be entitled to receive pay in lieu of accrued but unused vacation in any calendar year. Vacation will be deemed to accrue daily for purposes of the payments described in Section 4 hereof.

                     (ix) STOCK OPTIONS. Upon the effective date of this Agreement, the Employee will be entitled to the stock options described on Schedule B hereto.

                     (x) STOCK PURCHASE. Upon execution of this Agreement, the Employee will execute the Subscription Agreement, attached as Exhibit A hereto (the "Subscription

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Agreement") in connection with his purchase of 833,333 shares of common stock of the Company for a purchase price of $999,999.60.

                     (xi) KEY-MAN INSURANCE. At any time during the Employment Period, the Company shall have the right to insure the life of the Employee for the Company's sole benefit, and to determine the amount of insurance and the type of policy. The Employee shall cooperate with the Company in taking out such insurance by submitting to physical examinations, by supplying all information required by the insurance company, and by executing all necessary documents. The Employee shall incur no financial obligation by executing any required document, and shall have no interest in any such policy.

       3.     TERMINATION OF EMPLOYMENT.

              (a) DEATH OR DISABILITY. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the Disability (as defined below) of the Employee has occurred during the Employment Period, the Company may give to the Employee written notice in accordance with Section 12(b) of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), if, within the 30 days after such receipt, the Employee shall not have returned to perform, with or without reasonable accommodation, the essential functions of his position. For purposes of this Agreement, at any time the Company or any of its affiliates sponsors a long-term disability plan for the Company's employees, "Disability" shall mean disability as defined in such long term disability plan for the purpose of determining a participant's eligibility for benefits, provided, however, if the long term disability plan contains multiple definitions of disability, "Disability" shall refer to that definition of disability which, if the Employee qualified for such disability benefits, would provide coverage for the longest period of time. The determination of whether the Employee has a Disability shall be made by the person or persons required to render disability determinations under the long-term disability plan. At any time the Company does not sponsor a long-term disability plan for its employees, "Disability" shall mean the Employee's inability to perform, with or without reasonable accommodation, the essential functions of his position hereunder for a period of 120 days, consecutive or non-consecutive, in any 12-month period due to mental or physical incapacity, as determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed. Any refusal by Employee to submit to a medical examination for the purpose of determining Disability under this Section 3(a) shall be deemed to constitute conclusive evidence of Employee's Disability.

              (b) CAUSE OR WITHOUT CAUSE. The Company may terminate the Employee's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (i) a breach by the Employee of the Employee's obligations under Section 2(a) (other than as a result of physical or mental incapacity) which constitutes a continued material nonperformance by the Employee of his obligations and duties thereunder,

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

as determined by the Board, and which (other than in the case of a violation of Section 2(a)(v)) is not remedied promptly after receipt of written notice from the Company specifying such breach, (ii) commission by the Employee of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company; (iii) a material breach by the Employee of Sections 7, 8, 10 or 11; (iv) the Employee's conviction, plea of no contest or nolo contendere, or unadjudicated probation for any felony or crime involving moral turpitude; (v) the failure of the Employee to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (vi) the Employee's unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises or while performing the Employee's duties and responsibilities under this Agreement; or (vii) a failure by the Employee to purchase 833,333 shares of common stock of the Company pursuant to the terms of the Subscription Agreement. For purposes of this Agreement, "without Cause" shall mean a termination by the Company of the Employee's employment during the Employment Period for any reason other than a termination based upon Cause, death, Disability or upon a Change of Control, as defined below.

              (c) GOOD REASON. The Employee's employment may be terminated during the Employment Period by the Employee for Good Reason or without Good Reason; provided, however, that the Employee agrees not to terminate his employment for Good Reason unless (i) the Employee has given the Company at least 30 days' prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (ii) the Company has not remedied such facts and circumstances constituting Good Reason within such 30-day period. For purposes of this Agreement, "Good Reason" shall mean:

                     (i) any significant reduction, approved by the Board (including the board of directors or any body performing such functions of any surviving or successor entity) without the Employee's consent in the Employee's position, authority, duties or responsibilities as contemplated in
Section 2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee;

                     (ii) any termination or material reduction of a material benefit under any Investment Plan or Welfare Plan in which the Employee participates unless (A) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to such termination or reduction or (B) benefits under such Investment Plan or Welfare Plan are terminated or reduced with respect to all similarly situated employees previously granted benefits thereunder;

                     (iii) any failure by the Company to comply with any of the provisions of Section 2(b), other than an inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee;

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

                     (iv) without limiting the generality of the foregoing, any material breach by the Company or any of its subsidiaries or other affiliates (as defined below) of (A) this Agreement or (B) any other agreement between the Employee and the Company or any such subsidiary or other affiliate; or

                     (v) any transfer or relocation of the Employee to a city that is located more than 75 miles from 1341 E. Mockingbird Lane, Dallas, Texas, unless the Employee expressly agrees to such transfer in writing.

                     As used in this Agreement, the term "affiliate" means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term "control," and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person; and the term "person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

              (d) CHANGE OF CONTROL. If a Change of Control (as defined below) occurs during the Employment Period and the Board (including the board of directors or any body performing such functions of any surviving or successor entity) determines in good faith that it is in the Company's best interest to terminate the Employee's employment with the Company, within one year of such Change of Control the Company may terminate the Employee's employment by giving the Employee written notice in accordance with Section 12(b) of its intention to terminate the Employee's employment. Any such termination by the Company as contemplated in this Section 3(d) is referred to herein as a termination "upon a Change of Control."

               As used in this Agreement, the term "Change of Control" means the first to occur of: (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (including capital stock or assets of operating subsidiaries) to any person or group of persons,
(ii) a majority of the Board of Directors consists of persons who are not nominated collectively by Ardshiel, Inc. and its affiliates and GE Investment Private Placement Partners II, a Limited Partnership or (iii) the acquisition by any person or group (other than Ardshiel, Inc., GE Investment Private Placement Partners II, a Limited Partnership and their respective affiliates) of the power to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

              (e) NOTICE OF TERMINATION. Any termination by the Company for Cause or without Cause or upon a Change of Control, or by the Employee for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice if the Employee is giving such notice). The failure by the Employee or the Company to set forth in the Notice of

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

Termination any fact or circumstance which contributes to a showing of Good Reason or Cause or a termination upon a Change of Control shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

              (f) DATE OF TERMINATION. The term "Date of Termination" means (i) if the Employee's employment is terminated by the Company for Cause or upon a Change of Control, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(e), as the case may be, (ii) if the Employee's employment is terminated by the Employee without Good Reason, 30 days from the date of receipt of the Notice of Termination, (iii) if the Employee's employment is terminated by the Company other than for Cause or upon a Change of Control, the date on which the Company notifies the Employee of such termination and (iv) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date under Section 3(a), as the case may be.

       4.     OBLIGATIONS OF THE COMPANY UPON TERMINATION.

              (a) FOR CAUSE; WITHOUT GOOD REASON. If, during the Employment Period, the Company shall terminate the Employee's employment for Cause or the Employee shall terminate his employment without Good Reason, the Employee shall forfeit all rights to the Incentive Bonus otherwise due to him or to which he may be entitled, all unexercised stock options to purchase shares of common stock of the Company held by Employee shall lapse and expire notwithstanding anything to the contrary in any stock option agreement , and the Company shall have no further payment obligations to the Employee or his legal representatives, other than for the payment of: (i) in a lump sum in cash within ten (10) days after the Date of Termination the sum of the Employee's Annual Base Salary through the Date of Termination to the extent not theretofore paid, any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay (collectively, the "Accrued Obligations"); and (ii) any amount arising from the Employee's participation in, or benefits under, any Investment Plans (the "Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans.

              (b) DEATH. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, all unexercised stock options to purchase shares of common stock of the Company held by Employee shall immediately vest in his legal representatives and become exercisable notwithstanding anything to the contrary in any stock option agreement and the Company shall have no further payment obligations to the Employee or his legal representatives, other than for payment of: (i) in a lump sum in cash within ten (10) days after the Date of Termination the Accrued Obligations; (ii) the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; and (iii) the Incentive Bonus prorated from the first day of the Company's then current fiscal year to the Date of Termination (the "Prorated Incentive Bonus"), payable following calculation of the Incentive Bonus in accordance with
Section 2(b)(ii) hereof.

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              (c)  DISABILITY.  If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, all unexercised stock options to purchase shares of common stock of the Company held by Employee shall immediately vest and become exercisable notwithstanding anything to the contrary in any stock option agreement and the Company shall have no further payment obligations to the Employee or his legal representatives, other than for payment of: (i) in a lump sum in cash within ten (10) days after the Date of Termination the Accrued Obligations;
(ii) the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; and (iii) the Prorated
Incentive Bonus, payable following calculation of the Incentive Bonus in accordance with Section 2(b)(ii) hereof.

              (d) WITHOUT CAUSE OR FOR GOOD REASON. If the Employee's employment is terminated by the Company without Cause or by the Employee for Good Reason, all unexercised stock options to purchase shares of common stock of the Company held by Employee shall immediately vest and become exercisable notwithstanding anything to the contrary in any stock option agreement and the Company shall have no further payment obligations to the Employee or his legal representatives, other than for: (i) payment of, in a lump sum in cash within ten (10) days after the Date of Termination, the Accrued Obligations;
(ii) payment of the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; (iii) payment of the Prorated Incentive Bonus, payable following calculation of the Incentive Bonus in accordance with Section 2(b)(ii) hereof; (iv) payment for each month during a period of 24 months following the Date of Termination (the "Severance Period") of one-twenty-fourth of the sum of the Employee's Annual Base Salary on the Date of Termination and 80% of the Incentive Bonus times two, in accordance with the customary payroll practices of the Company; and
(v) payment of reasonable medical benefits during the Severance Period.

              (e) CHANGE OF CONTROL. If the Employee's employment is terminated upon a Change of Control as contemplated in Section 3(d), all unexercised stock options to purchase shares of common stock of the Company held by Employee shall immediately vest and become exercisable and the Company shall have no further payment obligations to the Employee or his legal representatives, other than for (i) payment of, in a lump sum in cash within ten (10) days after the Date of Termination, the Accrued Obligations;
(ii) payment of the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; (iii) payment of the Prorated Incentive Bonus; (iv) payment for each month during the Severance Period of one-twenty-fourth of the sum of the Employee's Annual Base Salary on the Date of Termination and 80% of the Incentive Bonus times two, in accordance with the customary payroll practices of the Company and (v) payment of reasonable medical benefits during the Severance Period.

       5.   RETENTION BONUS.   Following a "Change of Control," as
contemplated in Section 3(d), if the Employee is employed by the Company on the 12-month anniversary of the Change of Control, the Company shall pay the Employee a retention bonus in the amount of $325,000. Nothing in this
Section 5 shall be deemed to give the Employee the right to be retained in the employ of the Company or to restrict the right of the Company to terminate the Employee at any time and for any reason, without Cause or for Cause or upon a Change of Control. Nothing in this Section 5 shall be deemed to give the Company the right to require

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the Employee to remain in the employ of the Company or to restrict the
Employee's right to terminate his employment at any time and for any reason, without Good Reason or for Good Reason.

       6. FULL SETTLEMENT; MITIGATION. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. Neither the Employee nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 4 arising out of the termination of the Employee's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages from the Employee for any breach of Sections 7, 8, 9, 10 or 11 by the Employee and either party shall be entitled to seek damages for criminal misconduct.

       7.   CONFIDENTIAL INFORMATION.

              (a) The Employee acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information"). The term "Confidential Information" includes, without limitation, sales materials, technical information, processes and compilations of information, records, specifications and information concerning customers or vendors, manuals relating to suppliers' products, customer lists, information regarding methods of doing business, and the identity of suppliers not otherwise known to the public. "Confidential Information" shall not include information that is generally known to other persons or entities who can obtain economic value from its disclosure or use. The Employee may disclose Confidential Information pursuant to a subpoena or court order, provided, that, at least ten (10) days (or such lesser period as is practicable given the terms of any order or subpoena) in advance of any such disclosure, the Employee shall furnish the Company with a copy of the judicial administrative order requiring that such information be disclosed together with a written description of the information to be disclosed (which description shall be in sufficient detail to allow the Company to determine the nature and scope of the information proposed to be disclosed), and the Employee covenants and agrees to cooperate with the Company to deliver the minimum amount of information necessary to comply with such order.

              (b) During and following the Employee's employment by the Company, the Employee shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any Confidential Information or proprietary data of the Company or its affiliates except to the extent authorized in writing by the Board or required by any court or administrative agency, other than to an employee of the Company or its affiliates or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an employee of the Company.

              (c) The Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company or its affiliates.

              (d) As used in this Section 7, the term "Company" shall include the Company and any of its direct or indirect subsidiaries.

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

       8. RESPONSIBILITIES UPON TERMINATION. Upon the termination of his employment by the Company for whatever reason and irrespective of whether or not such termination is voluntary on his part:

              (a) The Employee shall advise the Company of the identity of his new employer within ten (10) days after accepting new employment and further agrees to keep the Company so advised of any change in employment during the term of Non-Competition set forth in Section 10 hereof;

              (b) The Company in its sole discretion may notify any new employer of the Employee that he has an obligation not to compete with the Company during such term;

              (c) The Employee shall deliver to the Company any and all records, forms, contracts, memoranda, work papers, customer data and any other documents which have come into his possession by reason of his employment with the Company (including the Company and its direct and indirect subsidiaries), irrespective of whether or not any of said documents were prepared for him, and he shall not retain memoranda in respect of or copies of any of said documents; and

              (d) The Employee shall participate in an exit interview with the Company.

       9. SUCCESSORS. The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, subject, however, to the Employee's right to terminate this Agreement for Good Reason as provided in Section 3(c), and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Company and Employee. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by the Employee without the prior written consent of the Company.

       10.    NON-COMPETITION.

              (a) The term of Non-Competition (herein so called) shall be for a term beginning on the effective date hereof and continuing until (i) the first anniversary of the Date of Termination if the Employee's employment is terminated by the Company for Cause or due to Disability or by the Employee without Good Reason, or (ii) the last day of the Severance Period if the Employee's employment is terminated by the Company without Cause (and not due to Disability) or upon a Change of Control or by the Employee for Good Reason.

              (b) During the term of Non-Competition, the Employee shall not (other than for the benefit of the Company or its affiliates pursuant to this Agreement) directly or indirectly, render services to, assist, participate in the affairs of, or otherwise be connected with, any person or enterprise (other than the Company), which person or enterprise is engaged in, or is planning to engage in, and shall not personally engage in, any business that is in any respect competitive with the business of the Company, with respect to any products

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of the Company that were within the Employee's management responsibility at any time within the twelve-month period immediately prior to the termination of the Employee's employment with the Company, in any capacity which would
(i) utilize the Employee's services with respect to any such business (a) located within any state of the United States, or any substantially comparable political subdivision of any other country, wherein the Company sold or actively attempted to sell, such products within the twelve-month period immediately prior to the termination of the Employee's employment with the Company or (b) which sells or markets products similar to products sold or marketed by the Company in any such state or comparable subdivision; or (ii) utilize the Employee's services in selling any products similar to such products of the Company to any person or entity to which the Company sold or actively attempted to sell such products within the twelve-month period immediately prior to the termination of the Employee's employment with the Company (a "Competing Business"). Notwithstanding the foregoing, the Company agrees that the Employee may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as the Employee does not otherwise participate in such Competing Business in any way prohibited by the preceding clause.

              (c) During the term of Non-Competition, Employee will not, and will not permit any of his affiliates to, directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Company to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company or establish any relationship with the Employee or any of his affiliates for any business purpose deemed competitive with the business of the Company.

              (d) The Employee acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the goodwill of the Company and its affiliates and the confidentiality of their Confidential Information, and to protect the other legitimate business interests of the Company and its affiliates.

              (e) If any court determines that any portion of this Section 10 is invalid or unenforceable, the remainder of this Section 10 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this
Section 10, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

              (f) As used in this Section 10, the term "Company" shall include the Company and any of its direct or indirect subsidiaries.

       11. INVENTIONS; ASSIGNMENT. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the Company's business, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that the Employee may discover, invent or originate during the Employment Period, and for a period of twelve (12) months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Company ("Inventions"), shall be the exclusive property of the Company. The Employee shall promptly disclose all

Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company, at the Company's expense, in obtaining, defending and enforcing the Company's rights therein. The Employee hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Inventions.

       12.    MISCELLANEOUS.

              (a) CONSTRUCTION. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively; (c) "any," "all," "each," or "every" means "any and all," and "each and every"; (d) "includes" and "including" are each "without limitation"; (e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

              (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Employee:         Frank Sheeder
                                   23 Windsor Ridge Road
                                   Frisco, Texas  75034
                                   Fax:  (972) 624-1865

                                   with a copy to:

                                   Robert Sheeder
                                   Jenkens and Gilchrist, P.C.
                                   1445 Ross Avenue
                                   Suite 3200
                                   Dallas, Texas 75202
                                   Fax:   (214) 855-4300

       If to the Company:          D and W Holdings, Inc.
                                   c/o Ardshiel, Inc.
                                   230 Park Avenue, Suite 2527
                                   New York, New York 10169
                                   Attention: Daniel T. Morley
                                   Fax: (212) 972-1809

                                   with a copy to:
                                   Joel M. Simon
                                   Marie Censoplano
                                   Paul, Hastings, Janofsky & Walker LLP
                                   399 Park Avenue, 31st Floor
                                   New York, New York 10022-4697
                                   Fax: (212) 319-4090

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

              (c) ENFORCEMENT. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.
Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

              (d) WITHHOLDING. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of such withholding shall arise.

              (e) NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

              (f) EQUITABLE RELIEF. The Employee acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of
Section 7, 8, 9, 10 or 11 by the Employee and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled to equitable relief, including injunctive relief and specific performance, in connection with a breach of Section 7, 8, 9, 10 or 11 by the Employee.

              (g) COMPLETE AGREEMENT. The provisions of this Agreement, the Buy-Sell Agreement, the Subscription Agreement, and the Non-Qualified Stock Option Agreements for Key Employees constitute the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements, representations and understandings between the Employee and the Company, or its affiliates and subsidiaries, which are hereby terminated. Other than expressly set forth herein, the Employee and the Company acknowledge and represent that there are no other promises, terms, conditions or representations (oral or written) regarding any matter relevant hereto. This Agreement may be executed in two or more counterparts.

              (h) MEDIATION; ARBITRATION. (i) The Company and the Employee shall mediate any claim or controversy arising out of or relating to this Agreement or any breach thereof if either of them requests mediation and gives written notice to the other (the "Mediation Notice"). Any notice given pursuant to the preceding sentence shall include a brief statement of the claim or controversy. If the Company and the Employee do not resolve the claim or controversy within five (5) days after the date of the Mediation Notice, the Company and the Employee shall then use reasonable efforts to agree upon an independent mediator. If the Company and the Employee do not agree upon an independent mediator within ten (10) days after the date of the Mediation Notice, either party may request that JAMS/Endispute ("JAMS"), or a similar mediation service of a similar national scope if JAMS no longer then exists, appoint an independent mediator. The Company and the Employee shall share the costs of mediation equally and shall pay such costs in advance upon the request of the mediator or any party. Within ten (10) days after selection of the mediator, the mediator shall set the mediation. If the Company and the Employee do not resolve the dispute within thirty (30) days after the date of the Mediation Notice, the dispute shall be decided by arbitration as set forth below.

                     (ii) Any claim or controversy arising out of or relating to this Agreement or any breach thereof and/or any claim or controversy arising out of the Buy-Sell Agreement, the Subscription Agreement and/or the Non-Qualified Stock Option Agreements for Key Employees or any breach thereof shall be settled by arbitration if such claim or controversy is not settled pursuant to mediation as set forth above. The venue for any such arbitration shall be Dallas, Texas, or such other location as the parties may mutually agree. Except as expressly set forth herein, all arbitration proceedings under this Section 12(h)(ii) shall be undertaken in accordance with the Employment Arbitration Rules of the American Arbitration Association (the "AAA") then in force. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. There shall be one arbitrator who shall be chosen in accordance with the rules of the AAA. Within twenty
(20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Judgment on the written award may be entered and enforced in any court of competent jurisdiction. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable. The Company shall bear the arbitrator's full fees and expenses. In the event action is brought to enforce the provisions of this Agreement pursuant to this Section 12(h)(ii), the non-prevailing parties shall be required to pay the reasonable attorneys' fees and expenses of the prevailing parties, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing party, each party shall pay its own attorneys' fees and expenses.

              (i) SURVIVAL. Sections 4, 6, 7, 8, 9, 10, 11, and 12 of this Agreement shall survive the termination of this Agreement.

              (j) CHOICE OF LAW. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflicts of law of Texas or any other jurisdiction, and, where applicable, the laws of the United States.

              (k) AMENDMENT. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board and executed by the Company and the Employee.

              (l) EMPLOYEE ACKNOWLEDGMENT. Employee acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

              IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, on this 28th day of March, 2000, to be effective as of the day and year first above written.

                                       EMPLOYEE


                                       ____________________________________


                                       D AND W HOLDINGS, INC.


                                       By:_________________________________
                                       Name:
                                       Title:

                                  SCHEDULE A

       The Employee shall be entitled to a target bonus in the amount of $325,000 per annum (the "Incentive Bonus").

       (a) 75% of the Employee's Incentive Bonus ("EBITDA Bonus") shall be payable based upon achievement of the following targets:

              (i) If the Company achieves 80% of its budgeted EBITDA, the Employee shall receive 50% of the EBITDA Bonus.

              (ii) If the Company achieves 90% of its budgeted EBITDA, the Employee shall receive 80% of the EBITDA Bonus.

              (iii) If the Company achieves 100% of its budgeted EBITDA, the Employee shall receive 100% of the EBITDA Bonus.

              (iv) If the Company achieves 110% of its budgeted EBITDA, the Employee shall receive 125% of the EBITDA Bonus.

              The EBITDA Bonus will be paid on a sliding scale on a pro rated basis. For example, if 95% of budgeted EBITDA is achieved, the Employee is entitled to 90% of the EBITDA Bonus. The Board of Directors will determine the EBITDA Bonus if the Company achieves less than 80% of the budgeted EBITDA and in no event will the Company pay in excess of 125% of the EBITDA Bonus.

              For purposes of the EBITDA Bonus, EBITDA shall be defined as earnings from operations before interest, taxes, depreciation, amortization and extraordinary gains or losses of the Company and all of its subsidiaries on a consolidated basis all as determined in accordance with generally accepted accounting principles consistently applied. Budgeted EBITDA shall be such amount as is set by the Board of Directors annually as adjusted from time to time to reflect acquisitions by the Company or its subsidiaries.

(b) The remaining 25% of the Employee's Incentive Bonus shall be based upon the achievement of management objectives to be set from year to year by
the Board of Directors in writing.   The percentage of Incentive Bonus stated
in the preceding sentence shall not be paid on a sliding scale or pro rated basis.

(c) Achievement of the management objectives related to the remaining 25% of the Employee's Incentive Bonus set by the Board of Directors shall be determined by the Board of Directors in its sole discretion. The above-described performance targets shall be set from time to time by the Board of Directors in its sole discretion.

                                     SCHEDULE B



GRANTED OPTIONS: Effective as of the date of this Agreement the Employee shall be granted options to purchase 1,000,000 shares of common stock of the Company pursuant to the D and W Holdings, Inc. 1998 Stock Option Plan (the "Plan"). Such options shall provide the following:

EXERCISE PRICE:    $1.25 per share subject to adjustment as set forth in the
Plan.

VESTING: Annually in equal installments over four years from the date of grant such that all option shares shall be vested as of and after the fourth anniversary of the date of grant, subject to the terms and conditions of the Plan and the Non-Qualified Stock Option Agreement for Key Employees, in accordance with the following schedule:

                            Vesting Schedule

              Anniversary of
              Grant Date                     Vested Shares
                  1st                        250,000 shares
                  2nd                        250,000 shares
                  3rd                        250,000 shares
                  4th                        250,000 shares

                Total                      1,000,000 shares

EARNED GRANTED OPTIONS:     Effective as of the date of this Agreement the
Employee shall be granted options to purchase 1,500,000 shares of common stock of the Company pursuant to the Plan. Such options shall provide the following:

EXERCISE PRICE:    $1.50 per share subject to adjustment as set forth in the
Plan.

VESTING:    Annually in equal installments over four years from the date of grant such that all option shares shall be vested as of and after the fourth anniversary of the date of grant, subject to the terms and conditions of the Plan and the Non-Qualified Stock Option Agreement for Key Employees, in accordance with the following schedule:

                            Vesting Schedule

              Anniversary of
              Grant Date             Vested Shares
                 1st                 375,000 shares
                 2nd                 375,000 shares
                 3rd                 375,000 shares
                 4th                 375,000 shares

               Total               1,500,000 shares